Exhibit 4.1

EVERBANK FINANCIAL CORP
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
SECOND SUPPLEMENTAL INDENTURE
Dated as of March 14, 2016
to
INDENTURE
Dated as of June 30, 2015

6.00% Fixed-to-Floating Rate Subordinated Notes due 2026

LEGAL02/36211044v9

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of March 14, 2016, between EverBank Financial Corp, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), under the Base Indenture (as hereinafter defined).
RECITALS
WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture (Subordinated Debt Securities) dated as of June 30, 2015 (the “Base Indenture” and, as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of June 30, 2015, thereto and as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of series of the Company’s subordinated unsecured debt securities, which may be notes, bonds, debentures or other evidences of indebtedness of the Company (hereinafter called the “Securities”) and the issuance from time to time of Securities under the Indenture;
WHEREAS, Section 9.01(d) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish a series of Securities thereunder and the form and terms, provisions and conditions of Securities of such series of Securities as permitted by Section 2.01 and Section 3.01 of the Base Indenture;
WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company desires to establish a new series of Securities under the Indenture to be known as its “6.00% Fixed-to-Floating Rate Subordinated Notes due 2026” (the “2026 Series”) and to establish and set the form and terms, provisions and conditions of the notes of the 2026 Series (the “Notes”), as provided in this Second Supplemental Indenture and to provide for the initial issuance of Notes of the 2026 Series in the aggregate principal amount of $90,000,000; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company have been satisfied; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01 Relation to Base Indenture. This Second Supplemental Indenture constitutes an integral part of the Base Indenture.
Section 1.02 Definition of Terms. For all purposes of this Second Supplemental Indenture:
(a)     capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that if the definition of a capitalized term defined in this Second Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that

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capitalized term in this Second Supplemental Indenture shall control for purposes of this Second Supplemental Indenture and the Notes;
(b)     a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;
(c)     the singular includes the plural and vice versa;
(d)     headings are for convenience of reference only and do not affect interpretation;
(e)     unless otherwise specified or unless the context requires otherwise, (i) all references in this Second Supplemental Indenture to Sections refer to the corresponding Sections of this Second Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Second Supplemental Indenture; and
(f)     for purposes of this Second Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.02(f):
“Business Day” means, (i) during the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the New York Stock Exchange are authorized or obligated by law or executive order to close and, (ii) during the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the New York Stock Exchange are authorized or obligated by law or executive order to close and is a day on which dealings in deposits in U.S. dollars are conducted between financial institutions in the London Interbank Eurocurrency market.
“DTC” shall have the meaning set forth in Section 2.03 hereof.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.
“Fixed Period Interest Payment Date” shall have the meaning set forth in Section 2.05(b) hereof.
“Fixed Rate Period” shall have the meaning set forth in Section 2.05(b) hereof.
“Floating Period Interest Payment Date” shall have the meaning set forth in Section 2.05(c) hereof.
“Floating Rate Interest Period” shall mean, initially, the period from March 15, 2021 and ending on the day preceding the first Floating Rate Interest Payment Date occurring after such date and, thereafter, the period commencing on each Floating Rate Interest Payment Date and ending on the day preceding the next Floating Rate Interest Payment Date.
“Floating Rate Period” shall have the meaning set forth in Section 2.05(c) hereof.
“Global Note” shall be a Global Security and have the meaning set forth in Section 2.04 hereof.
“Interest Payment Date” shall have the meaning set forth in Section 2.05(c) hereof.
“Maturity Date” shall have the meaning set forth in Section 2.02 hereof.

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“Regular Record Date” shall mean, (i) for a Fixed Period Interest Payment Date, with respect to each Interest Payment Date that is on March 15, the immediately preceding March 1, and with respect to each Interest Payment Date that is on September 15, the immediately preceding September 1, in each case, whether or not a Business Day and (ii) for a Floating Period Interest Payment Date, with respect to each Interest Payment Date that is on March 15, the immediately preceding March 1, with respect to each Interest Payment Date that is on June 15, the immediately preceding June 1, with respect to each Interest Payment Date that is on September 15, the immediately preceding September 1, and with respect to each Interest Payment Date that is on December 15, the immediately preceding December 1, in each case, whether or not a Business Day.
“Regulatory Capital Treatment Event” shall mean the Company’s good faith determination that as a result of:
(a)any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve Board and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes; or
(b)any final official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is made, adopted, approved or effective after the initial issuance of the Notes, in each case, there is more than an insubstantial risk that the Company will not be entitled to treat the Notes then outstanding as “tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve Board (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Note is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
“Tax Event” means the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, there is more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.
“Three-Month LIBOR” means the rate as published by Bloomberg (or another commercially available source providing quotations of such rate as selected by the Company from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the relevant applicable quarterly Floating Rate Interest Period, as the rate for dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time for any reason, then the rate for that Floating Rate Interest Period will be determined by such alternate method as reasonably selected by the Company.

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The terms “Company,” “Trustee,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Second Supplemental Indenture and the paragraph preceding such recitals.
ARTICLE 2
ESTABLISHMENT OF THE 2026 SERIES AND
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 2.01 Establishment of the Series of the Notes and Designation. There is hereby authorized and established a series of Securities designated as the “6.00% Fixed-to-Floating Rate Subordinated Notes due 2026.” The Securities that are a part of such series of Securities shall be in the form and have the terms, provisions and conditions as set forth in the Base Indenture, this Second Supplemental Indenture and the Notes in the form attached hereto as Exhibit A.
Section 2.02 Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is March 15, 2026 (the “Maturity Date”).
Section 2.03 Form, Payment and Appointment. Except as provided in Section 3.05 of the Base Indenture, the Notes will be issued only in book-entry form and will be represented by one or more Global Notes (as defined below) registered in the name of or held by The Depository Trust Company (and any successor thereto) (“DTC”) or its nominee. Principal or the Redemption Price, if any, of a Note shall be payable to the Person in whose name that Note is registered on the Maturity Date or Redemption Date, as the case may be, provided that principal of, the Redemption Price, if any, of and interest on the Notes represented by one or more Global Notes (as hereinafter defined) registered in the name of or held by DTC or its nominee will be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Notes. The principal of any certificated Notes will be payable at the Place of Payment set forth below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).
The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A.
The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.
The Place of Payment for the Notes shall be an office or agency of the Company maintained for such purpose in New York, New York, which shall initially be the Corporate Trust Office located at 150 East 42nd Street, 40th Floor, New York, New York 10017.
The Notes will be issuable and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.
Section 2.04 Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other Depositary as any officer of the Company

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may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.
Section 2.05 Interest.
(a)     The Notes will bear interest at a fixed rate of 6.00% per annum from and including March 14, 2016 or, with respect to any Notes issued after such date, the date of issue, to, but excluding, March 15, 2021 or, if earlier, the date on which the Redemption Price of the Notes has been paid in full or a sum sufficient to pay the Redemption Price of the Notes has been made available for payment (the “Fixed Rate Period”). Interest accrued on the Notes during the Fixed Rate Period will be payable semi-annually in arrears on March 15 and September 15 of each year (each such date a “Fixed Period Interest Payment Date”), commencing on September 15, 2016, to the Persons in whose names the relevant Notes are registered at the close of business on the Regular Record Date for such Fixed Period Interest Payment Date, except as provided in Section 2.05(d) hereof. Interest payable on any Fixed Period Interest Payment Date or the Redemption Date (if occurring during the Fixed Rate Period), if any, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Fixed Rate Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the initial original issue date of Notes of the 2026 Series, if no interest has previously been paid or duly provided for with respect to any of the Notes of the 2026 Series) to, but excluding, such Fixed Rate Interest Payment Date or Redemption Date, if any, as the case may be.
(b)     The Notes will bear a floating interest rate from and including March 15, 2021 or, with respect to any Notes issued after such date, the date of issue, to, but excluding, the Maturity Date or the date on which the Redemption Price of the Notes has been paid in full or a sum sufficient to pay the Redemption Price of the Notes has been made available for payment (the “Floating Rate Period”). The floating interest rate will be equal to Three-Month LIBOR for each applicable Floating Rate Interest Period plus 470.4 basis points. Absent gross negligence or willful misconduct on its part, the Trustee shall have no liability for any calculation of any interest amount nor shall it have any liability for any information used in connection with such calculation. Interest accrued on the Notes during the Floating Rate Period will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each such date, a “Floating Period Interest Payment Date,” and together with a Fixed Period Interest Payment Date, an “Interest Payment Date”), commencing on June 15, 2021, to the Persons in whose names the relevant Notes are registered at the close of business on the Regular Record Date for such Floating Period Interest Payment Date, except as provided in Section 2.05(d) hereof. Interest payable on any Floating Period Interest Payment Date, the Maturity Date or the Redemption Date (if occurring during the Floating Rate Period), if any, with respect to the Notes shall be the amount of interest accrued during the applicable Floating Rate Interest Period.
(c)     Interest will be computed on the basis of (i) a 360-day year consisting of twelve 30-day months during the Fixed Rate Period, and (ii) a 360-day year and the number of days actually elapsed in a Floating Rate Interest Period during the Floating Rate Period. If any Fixed Rate Interest Payment Date falls on a day that is not a Business Day, the Company will postpone the interest payment to the next succeeding Business Day (and no additional interest will accrue on the amount payable for the period from and after such scheduled Fixed Rate Interest Payment Date). If any Floating Rate Interest Payment Date falls on a day that is not a Business Day, the Company will postpone the interest payment to the next succeeding Business Day unless the next succeeding Business Day falls in the next calendar month, in which

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case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a Business Day and interest will accrue to the Floating Period Interest Payment Date as so adjusted.
(d)     In the event that the Maturity Date for any Note falls on a day that is not a Business Day, then the related payments of principal of, and interest on, the Notes may be made on the next succeeding day that is a Business Day (and no additional interest will accrue on the amount payable for the period from and after the Maturity Date). Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.
Section 2.06 Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Company Indebtedness and, in certain circumstances, to Other Company Obligations, in each case, to the extent and in the manner described in Section 15.01 of the Base Indenture.
Section 2.07 Events of Default. All of the Events of Default and Defaults set forth in Section 5.01 of the Base Indenture will apply with respect to the Notes; provided that the reference to “90 days” in Section 5.01(b)(3) of the Base Indenture shall be replaced with “60 days”.
Section 2.08 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.
Section 2.09 No Conversion or Exchange Rights. The Notes shall not be convertible into or exchangeable for any equity securities, other securities or other assets of the Company or any Subsidiary.
Section 2.10 No Defeasance or Covenant Defeasance. Sections 13.02 and 13.03 of the Base Indenture shall not be applicable to the Notes.
ARTICLE 3
REDEMPTION OF THE NOTES
Section 3.01 Redemption. The Notes shall not be redeemable prior to the Maturity Date. Notwithstanding the foregoing sentence, the Company may, at its option, redeem the Notes (a) in whole or in part on or after March 15, 2021 and (b) in whole, but not in part, at any time within 90 days following the occurrence of (i) a Tax Event, (ii) a Regulatory Capital Treatment Event or (iii) the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such redemption will be at a Redemption Price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company, provided that, for avoidance of doubt, the payment of such accrued and unpaid interest paid as a part of the Redemption Price shall satisfy in full the obligation of the Company to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for through, but excluding, the Redemption Date. No such redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as tier 2 capital of the Company under the rules and guidelines of the Federal Reserve Board. The provisions of Article XI of the Base Indenture shall apply to any redemption of the Notes pursuant to this Article 3.
ARTICLE 4

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FORM OF NOTES
Section 4.01 Form of Notes. The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve in accordance with the terms hereof and of the Base Indenture, such approval to be conclusively evidenced by their execution thereof.
ARTICLE 5
ISSUE OF NOTES
Section 5.01 Original Issue of Notes. Notes having an aggregate principal amount of $90,000,000 may from time to time, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order pursuant to Section 3.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).
Section 5.02 Additional Issues of Notes. The Company may from time to time, without notice to or the consent of the Holders of the Notes, issue additional Notes, which Notes will rank pari passu with the Notes and be identical in all respects as the Notes previously issued except for their issuance date, the offering price, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes in order that such additional Notes may be consolidated and form a single series with the Notes outstanding immediately prior to the issuance of such additional Notes and have the same terms as to status, redemption or otherwise as the Notes, provided that such additional Notes either shall be fungible with the original Notes for federal income tax purposes or shall be issued under a separate CUSIP number.

ARTICLE 6
IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS
Section 6.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person to the Company, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Second Supplemental Indenture and the issue of the Notes.
ARTICLE 7
MISCELLANEOUS
Section 7.01 Ratification of Base Indenture. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 7.02 Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those

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of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.
Section 7.03 New York Law To Govern. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 7.04 Separability. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.
Section 7.05 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.
Section 7.06 Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Second Supplemental Indenture and their successors under this Second Supplemental Indenture and the Persons in whose names the Notes are registered on the Security Register from time to time, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.
Section 7.07 Conflict with Base Indenture. If any provision of this Second Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this Second Supplemental Indenture shall control.
Section 7.08 Provisions of Trust Indenture Act Controlling. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.
EVERBANK FINANCIAL CORP

By:    /s/ Steven J. Fischer
Name: Steven J. Fischer
Title: Senior Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:    /s/ Patrick T. Giordano                              Name: Patrick T. Giordano
Title: Vice President

[EverBank – Signature Page to Second Supplemental Indenture]

EXHIBIT A
[NOTE: The following legend is to be placed at the beginning of any Global Note representing the Notes.]
GLOBAL NOTE
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFERROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFERROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFERROR, HAS AN INTEREST HEREIN.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR COMPANY INDEBTEDNESS (AS DEFINED IN THE INDENTURE REFERRED TO IN THIS SECURITY) AND, IN CERTAIN CIRCUMSTANCES, TO OTHER COMPANY OBLIGATIONS (AS DEFINED IN SUCH INDENTURE).]
EVERBANK FINANCIAL CORP
6.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026
No. R-[_]    CUSIP: [_________]
$[___________]    ISIN: [____________]

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EverBank Financial Corp, a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [_________________] DOLLARS ($[_________]) (or such other amount as set forth in the Schedule of Increases or Decreases in Note attached hereto) on March 15, 2026 (such date is hereinafter referred to as the “Maturity Date”) and to pay interest thereon when and as provided herein.
This Note will bear interest at a fixed rate of 6.00% per annum from and including March 14, 2016 to but excluding March 15, 2021 (or earlier redemption) (the “Fixed Rate Period”). Interest accrued on this Note during the Fixed Rate Period will be payable semi-annually in arrears on March 15 and September 15 of each year (each such date a “Fixed Period Interest Payment Date”), commencing on September 15, 2016.
This Note will bear a floating interest rate from and including March 15, 2021 to but excluding the Maturity Date (or earlier redemption) (the “Floating Rate Period”). The floating interest rate will be equal to Three-Month LIBOR for each applicable Floating Rate Interest Period plus 470.4 basis points. Interest accrued on this Note during the Floating Rate Period will be payable quarterly in arrears on March 15, June 15, September 15 and December 15, of each year (each such date, a “Floating Period Interest Payment Date”, together with a Fixed Period Interest Payment Date, an “Interest Payment Date”).
“Floating Rate Interest Period” shall mean, initially, the period from March 15, 2021 and ending on the day preceding the first Floating Rate Interest Payment Date occurring after such date and, thereafter, the period commencing on each Floating Rate Interest Payment Date and ending on the day preceding the next Floating Rate Payment Date.
“Three-Month LIBOR” means the rate as published by Bloomberg (or another commercially available source providing quotations of such rate as selected by the Company from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the relevant applicable quarterly Floating Rate Interest Period, as the rate for dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time for any reason, then the rate for that Floating Rate Interest Period will be determined by such alternate method as reasonably selected by the Company.
Interest will be computed on the basis of (i) a 360-day year consisting of twelve 30-day months during the Fixed Rate Period, and (ii) a 360-day year and the number of days actually elapsed in a Floating Rate Interest Period during the Floating Rate Period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date (whether or not an Interest Payment Date) of a Note of the series of Securities of which this Note is a part will be paid to the Person to whom principal of such Note is payable.
Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent shall have received written notice of such account

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designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: ______________.

Attested:                        EVERBANK FINANCIAL CORP

By:                            By:
Name:                           Name:
Title:                          Title:

LEGAL02/36211044v9

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated: ________________

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

LEGAL02/36211044v9

REVERSE OF NOTE
EVERBANK FINANCAL CORP
6.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026
This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “6.00% Fixed-to-Floating Rate Subordinated Notes due 2026” (herein called the “Notes”) initially issued in an aggregate principal amount of $90,000,000 on March 14, 2016. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to, the Indenture (the “Base Indenture”) dated as of June 30, 2015, between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of June 30, 2015, thereto (the “First Supplemental Indenture”) and the Second Supplemental Indenture between the Company and the Trustee, dated as of March 14, 2016, thereto (the “Second Supplemental Indenture” and the Base Indenture as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern to the extent such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.
All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the Second Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Second Supplemental Indenture. If any capitalized term used in this Note and defined herein is also defined in the Base Indenture or the Second Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control.
The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is subordinate and junior in right of payment to obligations of the Company constituting the Senior Company Indebtedness (as defined in the Base Indenture) and, in certain circumstances, to Other Company Obligations (as defined in the Base Indenture), in each case, on the terms and subject to the terms and conditions as provided and set forth in Article XV of the Base Indenture and shall rank pari passu in right of payment with all other Notes and with all other unsecured subordinated indebtedness of the Company issued under the Indenture and not by its terms subordinate and junior in right of payment to the promissory notes, bonds, debentures or other evidences of indebtedness of types that include the Notes. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.
The Notes are intended to be treated as tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding

LEGAL02/36211044v9

companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article V of the Base Indenture and Section 2.07 of the Second Supplemental Indenture. Accordingly, the Holder of this Note has no right to accelerate the maturity of this Note in the event the Company fails to pay interest on any of the Notes or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes other than in the case of an Event of Default.
The Notes of this series shall not be redeemable prior to the Maturity Date. Notwithstanding the foregoing sentence, the Company may redeem the Notes: (a) in whole or in part on or after March 15, 2021 and (b) in whole, but not in part, at any time within 90 days following the occurrence of (i) a Tax Event, (ii) a Regulatory Capital Treatment Event or (iii) the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. No such redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as tier 2 capital of the Company under the rules and guidelines of the Federal Reserve Board.
The Notes of this series are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.
The Base Indenture provisions relating to defeasance and covenant defeasance in Sections 13.02 and 13.03 of the Base Indenture shall not be applicable to the Notes.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess of $1,000.
The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

LEGAL02/36211044v9

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
Wells Fargo Bank, National Association will act as the Company’s principal Paying Agent with respect to the Notes through its offices presently located at 150 East 42nd Street, 40th Floor, New York, New York 10017. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.
Notices to the Holders of registered Notes will be mailed to such Holders at their respective addresses in the Security Register will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.
THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[end reverse side of note]

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ASSIGNMENT FORM
To assign the within Security, fill in the form below:
I or we assign and transfer the within Security to:

_______________________________
(Insert assignee’s legal name)

________________________________
(Insert assignee’s social security or tax I.D. no.)

_________________________________

_________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint as agent to transfer this Security on the books of Independent Bank Group, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Your Name:
Date:

Signature Guarantee: *
NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

LEGAL02/36211044v9

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

LEGAL02/36211044v9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial outstanding principal amount of this Global Note is $[_______]. The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in the Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee

11
LEGAL02/36211044v9